UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO 80241
(Address of principal executive offices)

(720) 872-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed by Ascent Solar Technologies, Inc. (the “Company”) in its Current Report on Form 8-K dated December 20, 2022, on December 19, 2022, the Company entered into a Securities Purchase Contract (the “Securities Purchase Contract”) with two institutional investors (each, an “Investor” and collectively, the “Investors”) for the issuance to the Investors of $12,500,000 in aggregate principal amount of Senior Secured Original Issue 10% Discount Convertible Advance Notes pursuant to a direct registered offering (the “Registered Advance Notes”) and $2,500,000 in aggregate principal amount of Senior Secured Original Issue 10% Discount Convertible Advance Notes in a concurrent private placement (the “Private Placement Advance Notes” and, together with the Registered Advance Notes, the “Advance Notes”).

On March 29, 2023, the Company and each of the Investors entered into a Waiver and Amendment Agreement (the “Amendment”) relating to the Securities Purchase Contract and the Advance Notes to waive any event of default arising under Section 2.1 of the Advance Notes relating to the Company’s receipt of notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “$1.00 Minimum Bid Price Requirement”) for continued listing on The Nasdaq Capital Market (the “Specified Default”).

Pursuant to the Amendment, the Company and each of the Investors agreed to waive the Specified Default and further agreed to the amend the Advance Notes to provide that (i) the new “Floor Price” for all purposes of the Advance Notes is $0.20 per share of the Company’s common stock, (ii) until the Company regains compliance with the $1.00 Minimum Bid Price Requirement, “Conversion Price” under the Advance Notes will mean the “Alternative Conversion Price” (as defined in the Advance Notes) and (iii) the Company will make certain prepayments of the Advance Notes held by the Investors on the following dates and in the following aggregate cash amounts, at a price equal to 100% of the principal amount of the Advance Notes to be repaid plus accrued and unpaid interest thereon (if any). The Company's failure to comply with the terms of the Amendment would constitute an Event of Default under the Advance Notes.

Prepayment Date	Aggregate Prepayment Amount
April 3, 2023	$333,333.33
April 18, 2023	$250,000.00
May 18, 2023	$583,333.33
June 19, 2023	$583,333.34
July 18, 2023	$250,000.00
Total	$2,000,000.00

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Waiver and Amendment Agreement, dated as of March 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

March 29, 2023	By:	/s/ Paul P. Warley
Name: Paul P. Warley
Title: Chief Financial Officer